Exhibit 99.(h)(2)

Fee Waiver Agreement

Value Line Securities, Inc. (the “Distributor”) and Value Line, Inc. (the “Adviser”) agrees to the following fee waivers:

Value Line Aggressive Income Trust:  waive .40% of the advisory fee and .10% of the Rule 12b-1 fee for the period of June 1, 2008 – May 31, 2009;

Value Line New YorkTax Exempt Trust:  waive .225% of the advisory fee and .25% of the Rule 12b-1 fee for the period of June 1, 2008 – May 31, 2009;

Value Line Tax Exempt Fund, Inc.:  waive .25% of the Rule 12b-1 fee for the period of July 1, 2008 – June 30, 2009;

Value Line Convertible Fund, Inc.:  waive .125% of the advisory fee and .15% of the Rule 12b-1 fee for the period of September 1, 2008 – August 30, 2009;

Value Line U.S. Government Securities Fund, Inc.:  waive .25% of the Rule 12b-1 fee for the period of January 1, 2009 – December 31, 2010.

Each waiver shall end on the expiration date set forth next to the applicable Fund name as stated above.

Dated this 15th day of February, 2008

On behalf of the Distributor and the Adviser,
/s/ Jean B. Buttner
Jean B. Buttner, CEO

Received:
/s/ Stephen Anastasio
Stephen R. Anastasio, Treasurer
Value Line Mutual Funds